UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2010

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 2, 2010, Hana Biosciences, Inc. (the “Company”) held a special meeting of its stockholders for the purpose of considering three proposed amendments to the Company’s certificate of incorporation.  To be approved, each proposal required the affirmative vote of the holders of a majority of (i) the outstanding shares of the Company’s capital stock voting together as a single class, and (ii) the outstanding shares of the Company’s common stock voting as a separate class.  For purposes of class voting, the holders of the Company’s common stock were entitled to one vote per share, and the holders of the Company’s Series A-1 Convertible Preferred Stock were entitled to approximately 784.6 votes per share.  As of July 9, 2010, the record date for the special meeting, there were 84,937,237 shares of the Company’s common stock and 400,000 shares of the Company’s Series A-1 Convertible Preferred Stock outstanding and entitled to vote.  Set forth below is a brief description of each proposal voted upon at the meeting and the voting results with respect to each proposal.

1.	A proposal to authorize the amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 350,000,000.

	For	Against	Abstentions
Capital stock as single class	341,639,458	5,348,074	89,201
Common stock as separate class	59,195,827	5,348,074	89,201

2.	A proposal to authorize the amendment of the Company’s certificate of incorporation to effect a combination (reverse split) of the Company’s common stock at a ratio of one-for-four.

	For	Against	Abstentions
Capital stock as single class	341,423,533	5,509,791	143,409
Common stock as separate class	58,979,902	5,509,791	143,409

3.
A proposal to authorize the amendment of the Company’s certificate of incorporation to include a provision that the number of authorized shares of the Company’s common stock may be increased or decreased by the affirmative vote of the holders of a majority of the issued and outstanding common stock and preferred stock, voting together as one class, notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

	For	Against	Abstentions
Capital stock as single class	340,396,117	6,353,938	326,678
Common stock as separate class	57,952,486	6,353,938	326,678

Pursuant to the foregoing votes, each of the three proposals to authorize the amendment of the Company’s certificate of incorporation was approved by the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2010	Hana Biosciences, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Chief Financial Officer